SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2007

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

IBERIABANK Corporation (the “Company”), the holding company for IBERIABANK and Pulaski Bank and Trust Company, has established a Delaware statutory subsidiary, IBERIABANK Statutory Trust V (the “Trust”), which completed the sale of $10,000,000 of trust floating rate capital securities on June 21, 2007. The Trust issued the trust floating rate capital securities at an annual rate equal to the three month LIBOR rate plus 1.435%. The Trust floating rate capital securities mature in 2037, and can be called without penalty beginning in 2012. The Trust simultaneously issued the Trust’s common securities to the Company for a purchase price of $310,000, which constitutes all of the issued and outstanding common securities of the Trust. The Trust used the proceeds from the sale of the trust floating rate capital securities and common securities to purchase the Company’s floating rate junior subordinated deferrable interest debentures due 2037 (the “Debentures”). The net proceeds of the offering provide funding for the Company’s retirement of previously issued subordinated debentures in an equal amount.

The Debentures were issued pursuant to an Indenture entered into between the Company and Wilmington Trust Company, as trustee, dated as of June 21, 2007, a copy of which is attached hereto as Exhibit 4.1. The terms of the Debentures are substantially the same as the terms of the trust floating rate capital securities. The interest payments by the Company will be used by the Trust to pay the quarterly distributions to the holders of the trust floating rate capital securities. The Indenture permits the Company to redeem the Debentures after June 2012.

The terms of the trust floating rate capital securities are governed by an Amended and Restated Declaration of Trust, dated as of June 21, 2007, a copy of which is attached hereto as Exhibit 10.1, between the Company, as sponsor, Wilmington Trust Company, as Delaware trustee, Wilmington Trust Company, as institutional trustee, and the administrators named therein.

Pursuant to a Guarantee Agreement, dated as of June 21, 2007, between the Company and Wilmington Trust Company, the Company has guaranteed the payment of distributions and payments on liquidation or redemption of the trust floating rate capital securities. The obligations of the Company under the Guarantee Agreement, a copy of which is attached hereto as Exhibit 10.2, are subordinate to all of the Company’s senior debt.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See Item 1.01, which is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. Copies of the Indenture, Amended and Restated Declaration of Trust and Guarantee Agreement relating to the trust preferred issuance by IBERIABANK Statutory Trust V are attached as Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of June 21, 2007, between IBERIABANK Corporation and Wilmington Trust Company, as trustee.

10.1	Amended and Restated Declaration of Trust, dated as of June 21, 2007, among IBERIABANK Corporation, as sponsor, Wilmington Trust Company, as Delaware trustee, Wilmington Trust Company, as institutional trustee, and the administrators named therein.

10.2	Guarantee Agreement, dated as of June 21, 2007, between IBERIABANK Corporation, as guarantor, and Wilmington Trust Company, as guarantee trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: June 26, 2007	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
4.1	Indenture, dated as of June 21, 2007, between IBERIABANK Corporation and Wilmington Trust Company, as trustee.

10.1	Amended and Restated Declaration of Trust, dated as of June 21, 2007, among IBERIABANK Corporation, as sponsor, Wilmington Trust Company, as Delaware trustee, Wilmington Trust Company, as institutional trustee, and the administrators named therein.

10.2	Guarantee Agreement, dated as of June 21, 2007, between IBERIABANK Corporation, as guarantor, and Wilmington Trust Company, as guarantee trustee.